Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-1 (File No. 333-203994) of Aspirity Holdings, LLC of our report dated April 15, 2016, except for Note 27 and 28, as to which the date is May 23, 2016, relating to the consolidated financial statements, which appears in this annual report on Form 10-K/A for the year ended December 31, 2015.

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP

Minneapolis, Minnesota

April 15, 2016, except for Note 27 and 28 as to which the date is May 23, 2016